Exhibit 99.1

346 Woodland Church Road .Hertford, NC 27944 252.264.2064 Fax: 252.264.2068 grwwsec@grwwsports.com Stock Symbol: GRWW

April 12, 2007 – Orlando, FL: Greens Worldwide Incorporated (Stock symbol GRWW), announced today that the schedules for the U.S. Pro Golf Tour, Tightlies Series, and California Series, wholly-owned subsidiaries of Greens, will remain suspended and will not resume until financing is secured. “We are working around the clock and exhausting every possibility to garner the necessary financing to continue as planned,” said Bill Conwell, CEO/President, Greens Worldwide Incorporated. “While we certainly understand the hardship this places on players, along with the various communities around the country expecting to benefit from hosting professional golf tournaments, we do not have the necessary cash resources to operate tournaments, honor our player refund obligations, or pay our other outstanding payables. Our absolute hope is to obtain the long-term financing required to bring stability to the Company and then resume a modified 2007 schedule.”

While some tournament dates may be rescheduled, the NTG Classic, slated for April 26-29 in Baton Rouge, Louisiana, has been cancelled, and will not be included on the 2007 schedule.

The Company also announces that it will not be in a position to timely file its Annual Report on Form 10-K/SB by April 17, 2007 until the Company obtains the necessary funding, including the cost of the report and accompanying audit.

Up-to-the-minute updates will be available on the U.S. Pro Golf Tour’s website, www.usprogolftour.com.

Important Information About Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations about obtaining the necessary long-term funding required to operate its business or other factors. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the difficulty of obtaining the type of financing necessary for the company and those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.